ANNUAL STATEMENT OF COMPLIANCE

New South Home Equity Trust 2001-1
Asset-Backed Certificates, Series 2001-1

		I, Ernest Cermak, hereby certify that I am a duly appointed Senior Vice President of New South Federal Savings Bank (the Master Servicer), and further certify as follows:

		1.	This certification is being made pursuant to the terms
                of the Pooling and Servicing Agreement, dated as of March 1, 2001 (the Agreement), among Financial Asset Securities Corp. as depositor, the Master Servicer and The Bank of New York, as trustee.

		2.	I have reviewed the activities of the Master Servicer
                during the preceding year and the Master Servicers performance under the Agreement and to the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement throughout the year.

		Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

Dated: 4/28/04

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of 4/28/04.

						By:  ___________________________
      		                                       /s/ Ernest Cermak
						Title: Senior Vice President

		I, Vanessa Hartz a Vice President of the Master Servicer, hereby certify that Ernest Cermak is a duly elected, qualified, and acting
Senior Vice President of the Master Servicer and that the signature appearing above is his/her genuine signature.

		IN WITNESS WHEREOF, the undersigned has executed this Certificate as of 4/28/04.


						By:  ______________________________
						       /s/ Vanessa J. Hartz
						Title: Vice President